                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

                            [UNITEDAUTO LETTERHEAD]


[UNITEDAUTO LOGO]

FOR IMMEDIATE RELEASE


                UNITEDAUTO REPORTS RECORD SECOND QUARTER RESULTS

          ------------------------------------------------------------

                     REVENUE INCREASED 34.1% TO $1.6 BILLION

          NET INCOME INCREASED 88.9% TO $13.4 MILLION ($0.40 PER SHARE)
                       FROM $7.1 MILLION ($0.24 PER SHARE)

          ------------------------------------------------------------

            SAME STORE RETAIL REVENUE AND GROSS PROFIT INCREASED 9.0%
                             AND 7.6%, RESPECTIVELY

          ------------------------------------------------------------

         DETROIT, MI, July 24, 2001 - United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced record results for second quarter 2001. Second quarter revenues increased 34.1% to $1.6 billion from $1.2 billion in 2000. Net income in the quarter increased 88.9% to $13.4 million and earnings per share increased 66.7% to $0.40. Earnings per share reflects a 15.3% increase in weighted average shares outstanding from 29,400,000 to 33,889,000 in the second quarter 2001. Net income for second quarter 2000 included an after-tax extraordinary charge of $4.0 million ($0.14 per share) resulting from a repurchase of the Company's 11% subordinated debt.
         The Company's operations remain strong. During the quarter the Company retailed 36,410 and 17,904 new and used retail units, representing increases of 33.2% and 21.2%, respectively, versus second quarter 2000. Gross profit increased 31.3% to $219.0 million and, most importantly, revenues from high margin service and parts operations increased 33.6% to $156 million.


                                     -more-

         For the six months ended June 30, 2001, revenue increased 30.0% to $3.0 billion versus $2.3 billion in 2000. Net income for the six months ended June 30, 2001 increased 56.9% to $20.0 million compared to $12.7 million, including the extraordinary item, in the comparable prior year period. Corresponding earnings per share were $0.61, which represents a 41.9% increase over the $0.43 reported in 2000. Earnings per share reflects a 9.4% increase in weighted average shares outstanding from 29,808,000 to 32,620,000 in 2001. Based upon the strong six months results, the Company currently expects earnings per share to be between $1.21 and $1.25 for the year ending December 31, 2001.
         Roger Penske, Chairman, said, "This was another outstanding quarter for UnitedAuto, with a record quarter to quarter increase in net income of nearly 89%. Our business shows signs of strengthening fundamentals, including strong contributions from recent acquisitions and impressive same store unit and revenue growth. I am particularly pleased to see the Company's second quarter 2001 same store results reflect: a 10.6% increase in new retail vehicle revenues; a 4.3% increase in used retail vehicle revenues; an 18.0% increase in finance and insurance revenues; and a 6.7% increase in service and parts revenues, over the comparable prior year period. As we move into the last half of 2001, the mix of our brand offerings provides a solid foundation for increased growth and profitability."
         Sam DiFeo Jr., President, added, "We are realizing the benefit of our strong organizational structure and our efforts to enhance inventory management and increase our profitable service and parts operations. These improvements contributed to a 7.6% increase in same store retail gross profit over the corresponding period in 2000. We are also benefiting from the strength of recent acquisitions, as we fully integrate their operations into UnitedAuto."
         UnitedAuto, which pursues a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 123 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services.

                                     -more

         UnitedAuto will host a conference call discussing financial results relating to second quarter 2001 on Tuesday, July 24, 2001 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (877) 601-4491 (International, please call (630) 395-0447). Calls need to be made shortly before the call is to commence. Please provide the leader's name - Roger Penske - as well as the code UAG2Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the internet through the UnitedAuto website at www.unitedauto.com.
         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which could effect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.


                                     -more-

                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                                                    Second Quarter
                                                                             -----------------------------
                                                                                   2001               2000
                                                                                   ----               ----
New Vehicle Sales (a)                                                        $1,010,329           $727,072
Used Vehicle Sales (b)                                                          384,207            312,306
Finance and Insurance                                                            64,636             47,969
Service and Parts                                                               156,011            116,802
                                                                             ----------          ---------
     Total Revenues                                                           1,615,183          1,204,149
Cost of Sales                                                                 1,396,187          1,037,369
                                                                             ----------          ---------
     Gross Profit (c)                                                           218,996            166,780
Selling, General & Administrative Expenses                                      173,844            128,912
                                                                             ----------          ---------
     Operating Income                                                            45,152             37,868
Floor Plan Interest Expense                                                    (11,347)           (10,539)
Other Interest Expense                                                          (9,576)            (7,430)
                                                                             ----------          ---------
     Income Before Minority Interests, Income
           Tax Provision and Extraordinary Item                                  24,229             19,899
Minority Interests                                                                (284)               (82)
Income Tax Provision                                                           (10,540)            (8,753)
                                                                             ----------          ---------
      Income Before Extraordinary Item                                           13,405             11,064
Extraordinary Item                                                                   --            (3,969)
                                                                             ----------          ---------
     Net Income                                                                 $13,405             $7,095
                                                                             ==========          =========
Diluted Earnings Per Share Before Extraordinary Item                              $0.40              $0.38
                                                                             ==========          =========
Diluted Earnings Per Share                                                        $0.40              $0.24
                                                                             ==========          =========
Diluted Weighted Average Shares Outstanding                                      33,889             29,400
                                                                             ==========          =========
EBITDA (d)                                                                      $42,065            $33,033
                                                                             ==========          =========


SAME STORE OPERATING DATA
-------------------------

New Vehicle Retail Sales                                                        $690,034          $624,085
Used Vehicle Retail Sales                                                        228,769           219,424
Finance and Insurance                                                             44,327            37,553
Service and Parts                                                                115,272           108,029


(a) Includes fleet sales of $50.6 million and $43.6 million in 2001 and 2000, respectively.
(b) Includes used wholesale sales of $89.7 million and $77.5 million in 2001 and 2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.2%, 10.5%, 59.2%, and 44.7%, respectively, compared with 8.9%, 10.7%,
     58.9% and 43.7% in the comparable prior year period.
(d) EBITDA is defined as income before minority interests, income tax provision, extraordinary item, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $8.3 million and $5.7 million in 2001 and 2000, respectively.

                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                                                     First Half
                                                                             -----------------------------
                                                                                   2001               2000
                                                                                   ----               ----
New Vehicle Sales (a)                                                        $1,853,708         $1,390,872
Used Vehicle Sales (b)                                                          738,804            605,377
Finance and Insurance                                                           121,014             91,704
Service and Parts                                                               296,633            226,963
                                                                             ----------         ----------
     Total Revenues                                                           3,010,159          2,314,916
Cost of Sales                                                                 2,599,373          1,996,023
                                                                             ----------         ----------
     Gross Profit (c)                                                           410,786            318,893
Selling, General & Administrative Expenses                                      331,738            253,756
                                                                             ----------         ----------
     Operating Income                                                            79,048             65,137
Floor Plan Interest Expense                                                    (23,925)           (20,457)
Other Interest Expense                                                         (19,244)           (14,293)
                                                                             ----------         ----------
     Income Before Minority Interests, Income
           Tax Provision and Extraordinary Item                                  35,879             30,387
Minority Interests                                                                (298)              (313)
Income Tax Provision                                                           (15,606)           (13,370)
                                                                             ----------         ----------
      Income Before Extraordinary Item                                           19,975             16,704
Extraordinary Item                                                                   --            (3,969)
                                                                             ----------         ----------
     Net Income                                                                 $19,975            $12,735
                                                                             ==========         ==========
Diluted Earnings Per Share Before Extraordinary Item                              $0.61              $0.56
                                                                             ==========         ==========
Diluted Earnings Per Share                                                        $0.61              $0.43
                                                                             ==========         ==========
Diluted Weighted Average Shares Outstanding                                      32,620             29,808
                                                                             ==========         ==========
EBITDA (d)                                                                      $71,060            $55,761
                                                                             ==========         ==========

SAME STORE OPERATING DATA
-------------------------

New Vehicle Retail Sales                                                      $1,234,673        $1,151,772
Used Vehicle Retail Sales                                                        421,655           408,528
Finance and Insurance                                                             79,987            69,714
Service and Parts                                                                209,998           198,750


(a) Includes fleet sales of $88.1 million and $74.9 million in 2001 and 2000, respectively.
(b) Includes used wholesale sales of $178.3 million and $154.0 million in 2001 and 2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.5%, 58.9%, and 44.7%, respectively, compared with 8.8%, 10.8%,
     58.8% and 43.5% in the comparable prior year period.
(d) EBITDA is defined as income before minority interests, income tax provision, extraordinary item, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $15.9 million and $11.1 million in 2001 and 2000, respectively.

                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)

                                                                   (Unaudited)
                                                                 6/30/01        6/30/00                12/31/00
                                                                 -------        -------                --------
ASSETS
Cash and Cash Equivalents                                        $1,557        $20,005                  $7,413

Accounts Receivable, Net                                        248,443        165,061                 190,792
Inventories                                                     750,530        595,071                 737,942
Other Current Assets                                             19,888         11,435                  15,469
                                                             ----------     ----------              ----------
     Total Current Assets                                     1,020,418        791,572                 951,616
Property and Equipment, Net                                     145,883         90,107                 107,085
Intangible Assets, Net                                          741,400        540,044                 664,510
Other Assets                                                     38,494         32,738                  39,484
                                                             ----------     ----------              ----------
     Total Assets                                            $1,946,195     $1,454,461              $1,762,695
                                                             ==========     ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor Plan Notes Payable                                       $691,021       $544,811                $689,687
Accounts Payable and Accrued Expenses                           132,625         94,962                 127,419
Current Portion Long - Term Debt                                 35,027         13,498                  41,456
                                                             ----------     ----------              ----------
     Total Current Liabilities                                  858,673        653,271                 858,562
Long - Term Debt (a)                                            524,759        335,075                 377,721
Other Liabilities                                                74,422         45,710                  64,742
                                                             ----------     ----------              ----------
     Total Liabilities                                        1,457,854      1,034,056               1,301,025
Stockholders' Equity (b)                                        488,341        420,405                 461,670
                                                             ----------     ----------              ----------
     Total Liabilities and Stockholders' Equity              $1,946,195     $1,454,461              $1,762,695
                                                             ==========     ==========              ==========


(a) Availability under the Company's credit facility amounts to $160.0 million as of June 30, 2001

(b) Includes an $8.0 million decrease at June 30, 2001 due to the impact of Statement of Financial Accounting Standards No. 133 - Accounting For Derivative Instruments and Hedging Activities